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                                                                       EXHIBIT 8

                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that QUILVEST AMERICAN EQUITY LTD., a British Virgin Islands international business company, does hereby constitute and appoint Willem F.P. de Vogel and J. William Uhrig, each of Three Cities Research, Inc. at 650 Madison Avenue, New York, New York 10022, and Carlo Hoffman of Quilvest, 84 Grand-Rue, L-1660 Luxembourg, or any of them, its Attorneys-In-Fact, with full power, discretion and authority to take on behalf of QUILVEST AMERICAN EQUITY LTD. all actions which any said Attorney-In-Fact shall in his sole discretion determine to be appropriate in connection with its existing or any future investment in Pameco Corporation, including without limitation (i) the execution of all agreements, instruments, certificates or other documents required or desirable and all changes thereto desired or necessary relating to Pameco Corporation and (ii) any filings with the United States Securities and Exchange Commission in connection with Pameco Corporation. In addition, QUILVEST AMERICAN EQUITY LTD. hereby gives and grants unto said Attorneys-In-Fact full power, discretion and authority to execute all documents, instruments and certificates upon such terms which any said Attorney-In-Fact may determine to be appropriate, and to take all actions which any said Attorney-In-Fact shall determine to be appropriate, and to take all actions which any said Attorney-In-Fact shall determine to be desirable in connection with the foregoing to the same extent as QUILVEST AMERICAN EQUITY LTD. might do or could do by its duly authorized officers if personally present, and QUILVEST AMERICAN EQUITY LTD. does hereby confirm, approve and ratify all that any said Attorney-In-Fact or their designees shall lawfully do or cause to be done by virtue hereof. This Power of Attorney will expire December 31, 2000.

          This instrument may not be changed orally and shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

Dated: February 3, 2000


                              QUILVEST AMERICAN EQUITY LTD.


                              By: /s/ Christian Baillet
                                  ---------------------------------


                              By: /s/ Kurt Sonderegger
                                  ---------------------------------